Exhibit 5.1

March 30, 2012

Pan American Silver Corp.

1500 – 624 Howe Street

Vancouver, British Columbia

V6C 2T6

Dear Sirs/Mesdames:

Pan American Silver Corp.

Registration Statement on Form S-8

We have acted as Canadian counsel to Pan American Silver Corp., a British Columbia company (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933, as amended (the “Act”).

The purpose of the Registration Statement is to register a total of 260,309 common shares in the capital of the Company which are issuable pursuant to the exercise of stock options (the “Option Shares”) granted by the Company in connection with its acquisition of Minefinders Corporation Ltd. (“Minefinders”) by way of plan of arrangement (the “Plan of Arrangement”) and governed by the terms of Minefinders’ 2011 Stock Option Plan (the “2011 Stock Option”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Notice of Articles and Articles of the Company and resolutions of the directors of the Company with respect to the matters referred to herein.  We have also examined documents relating to the Plan of Arrangement and such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below.  In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof.

Our opinions herein are limited to the laws of British Columbia and the federal laws of Canada applicable therein.

Based upon and subject to the foregoing, we are of the opinion that upon the valid exercise of options duly issued under the Plan of Arrangement and governed by the terms of the 2011 Stock Option Plan, and upon receipt of payment in full for the Option Shares in respect of which such stock options have been exercised, the Option Shares will be validly issued as fully paid and non-assessable shares in the capital of the Company.

Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ Borden Ladner Gervais LLP